                                                                    Exhibit 21.1


             SUBSIDIARIES OF CHARLES RIVER ASSOCIATES INCORPORATED


Name of Organization                                             Jurisdiction
--------------------                                             ------------
CRA Security Corporation                                         Massachusetts
Charles River Associates Canada Ltd.                             Ontario
NeuCo, Inc.                                                      Delaware
Charles River Associates Limited                                 United Kingdom
Charles River Associates de Mexico, S.A. de C.V.                 Mexico
Charles River Associates (Asia Pacific) Limited                  New Zealand
Charles River Associates Asia Pacific PTY LTD                    Australia